Exhibit 99.1

Execution Version

FOURTH AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 2

Date:	March 6, 2023

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Fourth Amended and Restated Supplemental Confirmation is to amend and restate the terms and conditions of the Transaction entered into between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) on May 26, 2020 (the “Original Transaction”). This Fourth Amended and Restated Supplemental Confirmation, dated March 6, 2023, amends and restates in its entirety the Third Amended and Restated Supplemental Confirmation, dated August 10, 2022, which amended and restated in its entirety the Second Amended and Restated Supplemental Confirmation, dated November 24, 2021, which amended and restated in its entirety the Amended and Restated Supplemental Confirmation, dated March 9, 2021, which amended and restated in its entirety the Supplemental Confirmation, dated May 26, 2020 (the “Original Supplemental Confirmation”), as is subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Amendment and Restatement Date, the Second Amendment and Restatement Date, the Third Amendment and Restatement Date and the Fourth Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Fourth Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Fourth Amendment and Restatement Date for the Transaction referenced below.

1.       This Fourth Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Fourth Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Fourth Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	May 26, 2020
Fourth Amendment and Restatement Date:	March 6, 2023
Third Amendment and Restatement Date:	August 10, 2022
Second Amendment and Restatement Date:	November 24, 2021
Amendment and Restatement Date:	March 9, 2021
Prepayment Amount:	USD 23,825,731.45
Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.

First Amendment Payment Amount:	USD 858,164. Counterparty agrees to pay Dealer the First Amendment Payment Amount on the First Amendment Payment Date. For the avoidance of doubt, the First Amendment Payment Amount shall be netted against Dealer’s obligations to pay Counterparty the aggregate “Prepayment Amounts” under the March 2021 New Transactions.
First Amendment Payment Date:	The “Prepayment Date” for the two Transactions under the Master Confirmation, each with a “Trade Date” that falls on the Amendment and Restatement Date (the “March 2021 New Transactions”).
Second Amendment Payment Amount:	USD 641,983.69. Counterparty agrees to pay Dealer the Second Amendment Payment Amount on the Second Amendment Payment Date. For the avoidance of doubt, the Second Amendment Payment Amount shall be netted against Dealer’s obligations to pay Counterparty the aggregate “First Amendment Payment Amount” under the A&R Supplemental Confirmation No. 1.
Second Amendment Payment Date:	The “First Amendment Payment Date” for the Transaction under the Master Confirmation, with a “Trade Date” of May 19, 2020 and an “Amendment and Restatement Date” that falls on the Second Amendment and Restatement Date (the “A&R Supplemental Confirmation No. 1”).
Third Amendment Payment Amount:	USD 355,091.19. Counterparty agrees to pay Dealer the Third Amendment Payment Amount on the Third Amendment Payment Date.
Third Amendment Payment Date:	The second Currency Business Day following the Third Amendment and Restatement Date.
Fourth Amendment Payment Amount:	USD 1,607,300.23. Counterparty agrees to pay Dealer the Fourth Amendment Payment Amount on the Fourth Amendment Payment Date.
Fourth Amendment Payment Date:	The second Currency Business Day following the Fourth Amendment and Restatement Date.
Tranche 2 Initial Share Price:	USD 184.2694
Fourth Amendment Reference Price:	USD 199.7500
Tranche 1 Forward Floor Price:	USD 199.7500
Tranche 2 Forward Floor Price:	USD 184.2694
Tranche 1 Forward Cap Price:	USD 219.7250
Tranche 2 Forward Cap Price:	USD 202.6963
Tranche 1 Final Disruption Date:	February 21, 2025
Tranche 2 Final Disruption Date:	August 20, 2024
Tranche 1 Contractual Dividend:	USD 0.435 per quarter
Tranche 2 Contractual Dividend:	USD 0.435 per quarter

For each Tranche and Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

TRANCHE 1

Component Number	Number of Shares	Scheduled Valuation Date
1	1,750	11/25/2024
2	1,750	11/26/2024
3	1,750	11/27/2024
4	1,750	12/2/2024
5	1,750	12/3/2024
6	1,750	12/4/2024
7	1,750	12/5/2024
8	1,750	12/6/2024
9	1,750	12/9/2024
10	1,750	12/10/2024
11	1,750	12/11/2024
12	1,750	12/12/2024
13	1,750	12/13/2024
14	1,750	12/16/2024
15	1,750	12/17/2024
16	1,750	12/18/2024
17	1,750	12/19/2024
18	1,750	12/20/2024
19	1,750	12/23/2024
20	1,750	12/26/2024
21	1,750	12/27/2024
22	1,750	12/30/2024
23	1,750	12/31/2024
24	1,750	1/2/2025
25	1,750	1/3/2025
26	1,750	1/6/2025
27	1,750	1/7/2025
28	1,750	1/8/2025
29	1,750	1/9/2025
30	1,750	1/10/2025
31	1,750	1/13/2025
32	1,750	1/14/2025

33	1,750	1/15/2025
34	1,750	1/16/2025
35	1,750	1/17/2025
36	1,750	1/21/2025
37	1,750	1/22/2025
38	1,750	1/23/2025
39	1,750	1/24/2025
40	1,750	1/27/2025
41	1,750	1/28/2025
42	1,750	1/29/2025
43	1,750	1/30/2025
44	1,750	1/31/2025
45	1,750	2/3/2025
46	1,750	2/4/2025
47	1,750	2/5/2025
48	1,750	2/6/2025
49	1,750	2/7/2025
50	1,750	2/10/2025

TRANCHE 2

Component Number	Number of Shares	Scheduled Valuation Date
1	350	5/28/2024
2	350	5/29/2024
3	350	5/30/2024
4	350	5/31/2024
5	350	6/3/2024
6	350	6/4/2024
7	350	6/5/2024
8	350	6/6/2024
9	350	6/7/2024
10	350	6/10/2024
11	350	6/11/2024
12	350	6/12/2024

13	350	6/13/2024
14	350	6/14/2024
15	350	6/17/2024
16	350	6/18/2024
17	350	6/20/2024
18	350	6/21/2024
19	350	6/24/2024
20	350	6/25/2024
21	350	6/26/2024
22	350	6/27/2024
23	350	6/28/2024
24	350	7/1/2024
25	350	7/2/2024
26	350	7/5/2024
27	350	7/8/2024
28	350	7/9/2024
29	350	7/10/2024
30	350	7/11/2024
31	351	7/12/2024
32	351	7/15/2024
33	350	7/16/2024
34	350	7/17/2024
35	350	7/18/2024
36	350	7/19/2024
37	350	7/22/2024
38	350	7/23/2024
39	350	7/24/2024
40	350	7/25/2024
41	350	7/26/2024
42	350	7/29/2024
43	350	7/30/2024

44	350	7/31/2024
45	350	8/1/2024
46	350	8/2/2024
47	350	8/5/2024
48	350	8/6/2024
49	350	8/7/2024
50	350	8/8/2024

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

3.       Section 9(c)(vii) of the Master Confirmation is hereby amended by replacing the words “Section 11” with the words “Section 13(c)”.

4.       The Transaction shall be divided into two individual Tranches, and each Tranche shall be divided into the number of Components set forth above, each with the terms set forth in the Master Confirmation and this Supplemental Confirmation; provided that for the purposes of “Settlement Terms” under the Master Confirmation, each reference to “Transaction” therein shall be deemed to mean “Tranche”.

Counterparty hereby agrees (a) to check this Fourth Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Fourth Amended and Restated Supplemental Confirmation relates by manually signing this Fourth Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

		By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
Name: Judit Rozsa
Title: Managing Director

[Signature Page to 4th A&R Supplemental Confirmation No. 2 (Citi)]